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                                                                 EXHIBIT 10(51)

                  Amendment dated as of October 29, 1998 to the
                    Harrah's Entertainment, Inc. ("Company")
                  Executive Deferred Compensation Plan ("Plan")
                  ---------------------------------------------

      Pursuant to approval granted by the Human Resources Committee of the Company's Board of Directors, the following amendments to the Plan are hereby adopted:

1. Section 2.6 of the Plan is amended to add the following sentence at the end thereof:

      "Compensation includes deferrals into this Plan derived from the Rio Properties, Inc. d/b/a Rio Suite Hotel and Casino Supplemental Retirement and Deferred Compensation Plan (the "Rio SERP")."

2.    The first sentence of Section 2.7(a) is amended to read as follows:

      "a) "Deferral Commitment" means a Salary Deferral Commitment, a Bonus Deferral Commitment, a Fee Deferral Commitment or another deferral commitment allowed by the Company under this Plan and for which a Participation Agreement or other appropriate agreement has been filed with the Company."

3.    Section 2.14 is amended to read as follows:

      "2.14 "Participant" means any individual who is participating or has participated in this Plan as provided in Article III."

4.    Section 3.2 (b) is amended to read as follows:

      "(b) Savings and Retirement Plan Exception. In addition to the deferrals permitted under (a) above, any Participant that participates at the before-tax percentage of six percent (6%) under the 401(k) plan or Savings and Retirement
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      Plan of the Participant's Employer shall be deemed to have elected to defer into this Plan that portion of eligible 401(k) plan or Savings and Retirement Plan earnings which the Participant elected to defer under such 401(k) plan or Savings and Retirement Plan up to six percent (6%) which could not be deferred on a before-tax basis under any such plan due to any law or regulation, but excluding any amount which was actually deferred into any such plan but distributed back to the Participant in a following plan year."

5.    Section 3.2 is amended by adding the following subsection (e):

      "(e) Certain executives of Rio Hotel & Casino, Inc. will be permitted to defer specified amounts in the Rio SERP into the EDCP pursuant to agreements with such executives."

6.    Section 2.17 is amended to add the following sentence at the end thereof:

      "Unless otherwise determined by the Chief Executive Officer of the Company, a Participant who is or was an employee of an acquired subsidiary of the Company will also receive credit under this Plan for his or her prior years of credited service with the acquired subsidiary which service was accrued immediately prior to the acquisition of such subsidiary provided the Participant attains the status of an employee of the Company or a Company subsidiary (directly or indirectly owned by the Company) as a result of the acquisition and continues in such employment until his or her participation in this Plan commences. The determination of such credited service will be made by the Company's Corporate Compensation Department and the Participant's years of credited service under the acquired subsidiary's qualified pension or retirement plan may be used for this purpose."

7.    Sections 4.3 (a) and (b) are amended to read as follows:

      "(a) Eligibility. Matching contributions shall be credited to Participants who are eligible to participate in the 401(k) plan or Savings and Retirement Plan of their Employer and elect to make a six percent (6%) before-tax contribution


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      into such 401(k) plan or Savings and Retirement Plan and such before-tax contribution is limited due to any law or regulation.

      (b) Amount. The Employer shall credit to each Participant's Account a matching contribution for each calendar year equal to one-hundred percent (100%) of the Participant's Compensation elected to be deferred under this Plan for the year, such compensation being limited for purposes of this calculation to a maximum of six percent (6%) of the Participant eligible 401(k) plan or Savings and Retirement Plan earnings (which shall for this purpose include salary deferrals but will not include bonus amounts or board fees). The matching contribution amount will be offset by the actual matching contribution allocated to the Participant under the 401(k) plan or Savings and Retirement Plan of the Participant's Employer."

8.    Section 4.4(b) is amended to read as follows:

      "(b) Employer Matching Contribution. A Participant who terminates Employment for reasons other than Retirement, Total and Permanent Disability or Death shall be vested in the Employer matching contributions made for any particular year in accordance with the vesting provisions of the 401(k) plan or Savings and Retirement Plan of the Participant's Employer as any such plan may be amended from time to time."

9.    Section 5.4 is amended by changing 5.4(a) (ii) to read as follows:

      "(ii) three (3) times the sum of all amounts deferred by the Participant under this Plan (not including interest or earnings thereon) until the date of death, provided the amounts counted for this purpose will not include deferrals derived from the SERP or similar plan of an acquired subsidiary."

7. Section 5.4(b) (I) is amended by adding the following language at the end thereof:

      "and shall not include deferrals derived from the SERP or similar plan of an acquired subsidiary."


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      IN WITNESS WHEREOF, this Amendment has been executed as of the date written above.

                                          Harrah's Entertainment, Inc.


                                          By:  /s/ Neil F. Barnhart
                                               -----------------------
                                          Title: Vice President
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